FOR IMMEDIATE RELEASE


              BERKSHIRE HILLS BANCORP, INC. TO ISSUE THIRD QUARTER
                      EARNINGS RELEASE ON OCTOBER 27, 2004;
           CONFERENCE CALL SET FOR OCTOBER 28, 2004 AT 10:00 A.M. ET


PITTSFIELD, MA, September 17, 2004 - Berkshire Hills Bancorp, Inc. (the "Company") (AMEX:BHL), the holding company for Berkshire Bank (the "Bank"), today announced that it will issue its earnings release for the quarter ended September 30, 2004 at approximately 4:15 P.M. eastern time on Wednesday, October 27, 2004.

The Company will conduct a post-earnings conference call at 10:00 A.M. eastern time on Thursday, October 28, 2004. President and Chief Executive Officer, Michael P. Daly and Chief Financial Officer, Wayne F. Patenaude will discuss highlights of the Company's third quarter 2004 financial results. Information about the conference call follows:

         Dial-in:                   1-877-407-0727
         Replay Dial-in:            1-877-660-6853
         Replay Access Codes:       Account #1628; Conference ID #118464
                                    (Both are needed to access the Replay)
         Replay Dates:              October 28, 2004 at 1:00 P.M. (ET) through
                                    November 4, 2004 at 4:00 P.M. (ET)

All interested parties are welcome to access the conference call and are requested to call in a few minutes prior to 10:00 A.M. (ET) to register for the event. The Company has prepared an investor presentation to accompany the audio call. The investor presentation will be available on the Bank's Web site, http://www.berkshirebank.com beginning at approximately 8:30 A.M. eastern time
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on October 28, 2004.  To access this  information,  which will be in PDF format, click on the "Conference Call" icon located to the right of the Company's stock quote on the Bank's home page.

The presentation by Messrs. Daly and Patenaude will last approximately 15 minutes, followed by another 15 minutes scheduled for questions and answers.

Berkshire Hills Bancorp, Inc. is the holding company for Berkshire Bank. Established in 1846, Berkshire Bank is one of Massachusetts' oldest and largest independent banks, and is the largest banking institution based in western Massachusetts. The Bank is headquartered in Pittsfield, Massachusetts, with 11 branch offices serving communities throughout Berkshire County and a representative office in Albany, New York. The Bank is committed to continuing operation as an independent bank, delivering exceptional customer service and a broad array of competitively priced retail and commercial products to its customers.

                                       ###


CONTACT:

Berkshire Hills Bancorp, Inc.
Media and Investor Contact:
Rose A. Borotto, 413-236-3144
rborotto@berkshirebank.com
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